Exhibit 99.1

Oxford Square Capital Corp. Announces Results of Operations for the Quarter Ended September 30, 2018

and Announces Quarterly Distribution of $0.20 per Share

GREENWICH, CT – 10/30/2018 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (“OXSQ,” the “Company,” “we,” “us” or “our”) announced today its financial results for the quarter ended September 30, 2018 and announced a distribution of $0.20 per share for the quarter ending December 31, 2018.

●	As of September 30, 2018 net asset value (“NAV”) per share was $7.49, compared with the NAV per share of $7.56 at the prior quarter end and $7.55 as of December 31, 2017.

●	For the quarter ended September 30, 2018 we recorded GAAP net investment income (“GAAP NII”) of approximately $8.6 million, or $0.18 per share, compared to $7.7 million, or $0.15 per share for the quarter ended June 30, 2018. We recorded net realized gains of approximately $0.2 million and a net increase in unrealized depreciation of approximately $2.3 million for the quarter ended September 30, 2018. In total, we had a net increase in net assets from operations of approximately $6.5 million, or $0.13 per share, for the quarter ended September 30, 2018 compared with $6.9 million, or $0.14 per share, for the quarter ended June 30, 2018.

●	Total investment income for the third quarter of 2018 amounted to approximately $15.2 million, which represented an increase of $2.7 million from the second quarter of 2018.

○	For the quarter ended September 30, 2018 we recorded investment income from our portfolio as follows:

●	$6.5 million from our debt investments,

●	$7.2 million from our CLO equity investments, and

●	$1.5 million from all other sources.

●	Our total expenses for the quarter ended September 30, 2018 were approximately $6.6 million, an increase of $1.8 million from the quarter ended June 30, 2018. This increase was primarily attributable to higher interest expense.

●	During the third quarter of 2018:

○	We made investments of approximately $54.2 million in CLO equity, $35.6 million in corporate loan investments, and $2.0 million in preferred equity investments.

○	We received, or were entitled to receive, proceeds of $24.1 million from repayments and amortization payments on our debt investments, in addition to $5.0 million from sales of CLO equity investments and $7.1 million from sales of debt investments.

●	As of September 30, 2018 the following metrics applied (note that none of these values represent a total return to shareholders):

○	The weighted average yield of our debt investments was 9.4% at current cost, compared with 9.7% as of June 30, 2018.

○	The weighted average effective yield of our CLO equity investments at current cost was 14.8%, compared with 14.5% as of June 30, 2018.

○	The weighted average cash distribution yield of our CLO equity investments at current cost was 18.6%, compared with 18.0% as of June 30, 2018.

●	Our weighted average credit rating on a fair value basis was 2.0 at the end of the third quarter of 2018, which is consistent with the rating at the end of the second quarter of 2018.

●	As of September 30, 2018 we had no investments on non-accrual status.

●	On October 26, 2018 our Board of Directors declared the following distribution on our common stock:

Quarter Ending	Record Date	Payment Date	Amount Per Share
December 31, 2018	December 17, 2018	December 31, 2018	$0.20

●	On February 5, 2018 the Board of Directors authorized a stock repurchase program of $25 million. Since the program’s inception through September 30, 2018, we have repurchased approximately 2.3 million shares of our common stock at a weighted average share price of $6.47 per share, totaling $15.1 million. Accordingly, over this period, the program has produced an accretion to NAV of approximately $0.05 per share.

●	On October 12, 2018 Oxford Square Funding 2018, LLC amended its credit facility (“Facility”) with Citibank, N.A. Under the amended Facility, an additional borrowing amount of approximately $37.3 million was made under the same terms as the existing credit agreement. The Company posted additional collateral with a principal notional value of $76.4 million. All other existing terms of the Facility remained unchanged.

We will host a conference call to discuss our third quarter results today, Tuesday, October 30, 2018 at 09:00 AM ET. Please call 1-888-339-0740 to participate. A recording of the conference call will be available to replay for approximately 30 days following the call. The replay number is 1-877-344-7529, and the replay passcode is 10125846.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-Q for the period ended September 30, 2018 and subsequent reports on Form 10-Q as they are filed.

OXFORD SQUARE CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

	September 30, 2018
	(unaudited)	December 31, 2017
ASSETS
Non-affiliated/non-control investments (cost of $506,898,656 and $418,990,080, respectively)	$486,312,794	$400,223,439
Affiliated investments (cost of $9,126,017 and $10,528,740, respectively)	19,103,214	18,218,787
Cash equivalents	8,636,939	30,013,842
Restricted cash	3,450,325	—
Interest and distributions receivable	4,706,982	5,085,494
Other assets	508,139	579,694
Total assets	$522,718,393	$454,121,256
LIABILITIES
Notes payable – Credit Facility, net of deferred issuance costs	$87,534,595	$—
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs	62,583,019	62,340,159
Base management fee and net investment income incentive fee payable to affiliate	3,404,982	2,706,099
Accrued interest payable	364,738	11,621
Accrued expenses	563,644	644,735
Total liabilities	154,450,978	65,702,614

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,146,266 and 51,479,409 shares issued and outstanding, respectively	491,463	514,794
Capital in excess of par value	514,216,403	529,297,749
Distributions in excess of net investment income	(29,999,484)	(25,072,262)
Net unrealized depreciation on investments	(10,608,665)	(11,076,594)
Accumulated net realized losses on investments	(100,580,578)	(100,007,929)
Accumulated realized losses on extinguishment of debt	(5,251,724)	(5,237,116)
Total net assets	368,267,415	388,418,642
Total liabilities and net assets	$522,718,393	$454,121,256
Net asset value per common share	$7.49	$7.55

OXFORD SQUARE CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
INVESTMENT INCOME
From non-affiliated investments:
Interest income – debt investments	$6,461,737	$5,306,698	$18,134,829	$19,096,102
Income from securitization vehicles and investments	7,217,804	8,086,059	20,121,432	26,081,676
Other income	1,468,611	1,007,230	2,555,797	2,517,401
Total investment income from non-affiliated investments	15,148,152	14,399,987	40,812,058	47,695,179

From affiliated investments:
Interest income – debt investments	70,300	97,710	271,916	280,151
Total investment income from affiliated investments	70,300	97,710	271,916	280,151
Total investment income	15,218,452	14,497,697	41,083,974	47,975,330

EXPENSES
Base management fee	1,834,856	2,004,391	5,257,061	6,456,566
Interest expense	2,258,403	3,701,533	4,635,177	11,135,451
Professional fees	366,399	720,500	871,476	2,062,734
Compensation expense	210,262	237,686	686,484	676,059
General and administrative	365,902	501,464	1,200,097	1,718,627
Total expenses before incentive fee	5,035,822	7,165,574	12,650,295	22,049,437
Net investment income incentive fee	1,570,126	564,370	3,410,068	2,827,991
Total expenses	6,605,948	7,729,944	16,060,363	24,877,428
Net investment income	8,612,504	6,767,753	25,023,611	23,097,902
Net change in unrealized appreciation/(depreciation) on investments
Non-Affiliated investments	(2,693,363)	1,884,023	(1,819,221)	12,643,254
Affiliated investments	423,621	666,278	2,287,150	588,167
Total net change in unrealized appreciation/(depreciation) on investments	(2,269,742)	2,550,301	467,929	13,231,421
Net realized gains/(losses)
Non-Affiliated investments	178,914	(1,066,399)	(577,890)	(5,992,111)
Affiliated investments	5,241	—	5,241	—
Extinguishment of debt	(14,608)	(2,235,636)	(14,608)	(3,149,338)
Total net realized gains/(losses)	169,547	(3,302,035)	(587,257)	(9,141,449)
Net increase in net assets resulting from operations	$6,512,309	$6,016,019	$24,904,283	$27,187,874
Net increase in net assets resulting from net investment income per common share:
(Basic and Diluted)	$0.18	$0.13	$0.50	$0.45

Net increase in net assets resulting from operations per common share:
(Basic and Diluted)	$0.13	$0.12	$0.50	$0.53

Weighted average shares of common stock outstanding:
Basic	49,195,368	51,479,409	50,153,321	51,479,409

Diluted	49,195,368	59,727,707	50,153,321	59,727,707
Distributions per share	$0.20	$0.20	$0.60	$0.60

OXFORD SQUARE CAPITAL CORP.

FINANCIAL HIGHLIGHTS - UNAUDITED

Financial highlights for the three and nine months ended September 30, 2018 and September 30, 2017 are as follows:

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Per Share Data
Net asset value as of beginning of period	$7.56	$7.51	$7.55	$7.50
Net investment income(1)	0.18	0.13	0.50	0.45
Net realized and unrealized (losses)/gains (2)	(0.05)	(0.01)	(0.01)	0.08
Net change in net asset value from operations	0.13	0.12	0.49	0.53
Distributions per share from net investment income	(0.12)	(0.20)	(0.52)	(0.60)
Tax return on capital	(0.08)	—	(0.08)	—
Total distributions(3)	(0.20)	(0.20)	(0.60)	(0.60)
Effect of shares repurchased, gross	—	—	0.05	—
Net asset value at end of period	$7.49	$7.43	$7.49	$7.43
Per share market value at beginning of period	$6.90	$6.34	$5.74	$6.61
Per share market value at end of period	$7.12	$6.85	$7.12	$6.85
Total return based on market value(4)	6.09%	11.20%	35.52%	13.00%
Total return based on net asset value(5)	1.76%	1.60%	7.20%	7.07%
Shares outstanding at end of period	49,146,266	51,479,409	49,146,266	51,479,409

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	368,267	382,293	368,267	382,293
Average net assets (000’s)	370,269	384,433	379,045	386,146
Ratio of operating expenses to average net assets(6)	7.14%	8.04%	5.65%	8.59%
Ratio of net investment income to average net assets(6)	9.30%	7.04%	8.80%	7.98%
Portfolio turnover rate(7)	7.78%	6.52%	24.77%	32.3%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three and nine months ended September 30, 2018 and September 30, 2017:

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Ratio of expenses to average net assets:
Operating expenses before incentive fees	5.44%	7.46%	4.45%	7.61%
Net investment income incentive fees	1.70%	0.59%	1.20%	0.98%
Ratio of expenses, excluding interest expense	4.70%	4.19%	4.02%	4.74%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280